                                                Exhibit 99.1

For:	Immediate Release	Contact:	Brett Bauer
	April 24, 2025		574-235-2000

1st Source Corporation Reports Record First Quarter Results,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS
•Net income was a record $37.52 million for the quarter, up $6.08 million or 19.35% from the previous quarter and up $8.07 million or 27.38% from the first quarter of 2024. Diluted net income per common share was $1.52, up $0.25 or 19.69% from the previous quarter and up $0.33 or 27.73% from the prior year’s first quarter of $1.19.
•Return on average assets increased to 1.72% from 1.42% in the previous quarter and 1.37% in the first quarter of 2024. Return on average common shareholders’ equity increased to 13.33% from 11.21%, in the previous quarter and 11.77% in the first quarter of 2024.
•Cash dividend of $0.38 per common share for the quarter was approved, up 11.76% from the cash dividend declared a year ago.
•Average loans and leases grew $122.53 million in the first quarter, up 1.84% (7.36% annualized growth) from the previous quarter and increased $294.88 million, up 4.53% from the first quarter of 2024.
•Average deposits increased $187.39 million in the first quarter, up 2.62% (10.48% annualized growth) from the previous quarter and grew $322.44 million, up 4.60% from the first quarter of 2024.
•Tax-equivalent net interest income was $81.09 million, up $1.57 million or 1.97% from the fourth quarter of 2024 and up $9.02 million, or 12.52% from the first quarter a year ago. Tax-equivalent net interest margin was 3.90%, up 12 basis points from the previous quarter and up 36 basis points from the first quarter a year ago.
•During the first quarter, we received a one-time $0.74 million after-tax interest payment on federal tax refunds from tax credit carrybacks. This was recognized through income tax expense and lowered the effective tax rate to 21.34% from 21.53% during the previous quarter and 22.24% from the first quarter a year ago.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported record quarterly net income of $37.52 million for the first quarter of 2025, up 19.35% compared to $31.44 million the previous quarter and up 27.38% from the $29.46 million reported in the first quarter a year ago. Diluted net income per common share for the first quarter of 2025 was $1.52, up 19.69% compared to $1.27 in the previous quarter and up 27.73%, versus $1.19 in the first quarter of 2024. Return on average assets increased to 1.72% and return on average shareholders’ equity increased to 13.33% during the first quarter from 1.42% and 11.21%, respectively, in the previous quarter.
At its April 2025 meeting, the Board of Directors approved a cash dividend of $0.38 per common share, up 11.76% from the cash dividend declared a year ago. The cash dividend is payable to shareholders of record on May 5, 2025, and will be paid on May 15, 2025.

Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “In spite of the noise in the economy and the uncertainty in the market, we are pleased to have achieved record quarterly net income during the quarter and net interest margin expansion compared to the previous quarter. Higher rates on investment securities, increased average loan and lease balances, and less reliance on higher costing short-term borrowings lead to a 12-basis point improvement of our margin from the prior quarter. This marks the fifth consecutive quarter of margin expansion despite persistent deposit rate competition. Most importantly, our balance sheet remained strong during the quarter and is well positioned to handle economic uncertainty, which seems to be increasing every day, adversely impacting our customers and their businesses. Our liquidity position is solid and our historically conservative capital position was maintained.
“During the first quarter of 2025 we were very happy to learn that 1st Source Bank won several local and national accolades. For the second consecutive year, we were included in Forbes’ America’s Best Banks list and came in at #26 out of the top 100 named. This award is driven by 10 metrics addressing growth, credit quality and profitability - a set of proof points that we are continuing to maintain a strong and stable balance sheet, sustainable earnings, and are staying true to our mission of helping our clients achieve security, build wealth, and realize their dreams.
“Additionally, for the fourth consecutive year, we were named to Forbes’ America's Best Midsize Employers list. We are especially proud of this award because the list identifies companies that are rated most highly by their employees. They ranked the employers on everything from salary, work environment, training programs, and opportunities to advance. It is confirmation that our leadership team is upholding our culture built on core values of integrity, teamwork, superior quality, outstanding client service, and community leadership.
“In March, we were also pleased to learn that we were designated by S&P Global Market Intelligence’s unit as among the Top 50 Community Banks with $3B to $10B in assets for the second year in a row, coming in at #25. This is a testament to our commitment to making smart financial decisions for the long term.
“At the state and local levels, we were recognized for our small business lending across the state of Indiana for the 12th consecutive year by the U.S. Small Business Administration (SBA). 1st Source once again received the Community Bank Gold Level Award for delivering the greatest number of SBA loans in Indiana in 2024. We were also proud to learn that we won five awards in Northwest Indiana Business Magazine’s Best of Business awards in the Banking and Finance category. The awards won included Best Bank for Business, Best Bank for Customer Service, Best Business Investment Firm, Best Institution for Obtaining a Business Loan, and Best Wealth Management Advisory Firm - all in Michiana.
“And finally, in the first quarter, our Kouts and Portage Avenue Banking Centers underwent renovations and were converted to our side-by-side banking model. Our Winamac Banking Center was moved to a new location and now also showcases the side-by-side model. This experience invites clients behind the teller line, allowing for the Bank’s clients and bankers to have a more transparent and inclusive relationship. We are also excited to have opened a new banking center in Carmel, Indiana in early April. This new location complements our existing loan production office in the Greater Indianapolis market, and we are eager to be able to serve both personal and business clients in that area with our full suite of services,” Mr. Murphy concluded.
FIRST QUARTER 2025 FINANCIAL RESULTS
Loans and Leases
First quarter average loans and leases were $6.80 billion, which was up $122.53 million or 1.84% from the previous quarter, and increased $294.88 million, up 4.53% from the first quarter a year ago. Average loan and lease growth from the previous quarter occurred primarily within the Commercial Real Estate, Aircraft, Commercial and Agricultural, and Construction Equipment portfolios. Average loan and lease growth from the first quarter of 2024 was primarily in the Commercial Real Estate, Construction Equipment, and Renewable Energy portfolios. End of period loans and leases of $6.86 billion on March 31, 2025, were relatively flat from December 31, 2024, and were up $300.62 million or 4.58% from March 31, 2024.

Deposits
First quarter average deposits were $7.33 billion, which was up $187.39 million, or 2.62%, from the previous quarter, and up $322.44 million or 4.60% compared to the quarter ended March 31, 2024. Average deposit balances increased from the previous quarter primarily due to higher brokered and savings balances offset by lower interest-bearing and noninterest-bearing demand balances. Average deposit balance growth from the first quarter of 2024 was primarily in time, savings, and interest-bearing demand offset by decreased noninterest-bearing demand and brokered deposits. End of period deposits of $7.42 billion on March 31, 2025, were up $187.73 million or 2.60% from December 31, 2024, and were up $362.45 million or 5.14% from March 31, 2024.
Net Interest Income and Net Interest Margin
First quarter 2025 tax-equivalent net interest income increased $1.57 million to $81.09 million, up 1.97% from the previous quarter and increased $9.02 million, up 12.52% from the first quarter a year ago.
First quarter 2025 net interest margin was 3.89%, an increase of 12 basis points from the 3.77% in the previous quarter and an increase of 35 basis points from the same period in 2024. On a fully tax-equivalent basis, first quarter 2025 net interest margin was 3.90%, up 12 basis points compared to the 3.78% in the previous quarter, and an increase of 36 basis points from the same period in 2024. The increase from the prior quarter and first quarter of 2024 was primarily due to higher rates on investment securities, increased average loan and lease balances and less reliance on higher costing short-term borrowings. Additionally, higher net interest recoveries contributed seven basis points during the first quarter compared to three basis points in the previous quarter and four basis points in the prior year first quarter.
Noninterest Income
First quarter 2025 noninterest income of $23.10 million was up $4.62 million, or 25.00% from the previous quarter, and increased $0.95 million, up 4.27% compared to the first quarter a year ago.
The increase in noninterest income compared to the previous quarter was mainly due to available-for-sale securities losses of $3.90 million and a $0.86 million writedown on a small business capital investment that were realized in the prior quarter, and increased insurance contingent commissions offset by lower debit card income, fewer deposit account fees, and reduced equipment rental income as demand for operating leases continued to decline.
The increase in noninterest income compared to the first quarter of 2024 was primarily due to increased partnership investment gains on sale of renewable energy tax equity investments, increased interest rate swap fees, higher brokerage and commission fees, increased insurance contingent commissions and higher trust and wealth and advisory income due to improvements in overall market performance. These increases were offset by reduced equipment rental income as demand for operating leases declined and decreases in mortgage banking income from lower sales volumes and servicing fees.
Noninterest Expense
First quarter 2025 noninterest expense of $53.08 million decreased $1.13 million or 2.09% compared to the prior quarter and increased $4.37 million or 8.98% from the first quarter a year ago.
The increase in noninterest expense compared to the first quarter of 2024, was the result of higher salaries and wages from normal merit increases, increased incentive compensation and higher group insurance claims. Additionally, we saw increased data processing costs, higher professional fees as a result of increased audit and legal fees, fewer gains on the sale of fixed assets and off-lease equipment, and increased occupancy expense. These increases were offset by lower leased equipment depreciation and decreased blanket insurance premiums.
Credit
The allowance for loan and lease losses increased to $157.47 million as of March 31, 2025, or 2.29% of total loans and leases primarily as a result of a weakened forward economic outlook with increased uncertainty. This percentage compared to 2.27% at December 31, 2024, and 2.26% at March 31, 2024. Net charge-offs of $0.18 million were recorded for the first quarter of 2025, compared with net charge-offs of $0.69 million in the prior quarter and net charge-offs of $6.12 million in the same quarter a year ago.

The provision for credit losses was $3.27 million for the first quarter of 2025, a decrease of $0.32 million from the previous quarter and a decrease of $4.21 million compared with the same period in 2024. The decrease in the provision expense compared to the first quarter a year ago was due to decreased net charge-offs and lower special attention outstandings offset by loan growth and an increase in the provision for unfunded commitments. The ratio of nonperforming assets to loans and leases was 0.63% as of March 31, 2025, compared to 0.46% on December 31, 2024, and 0.34% on March 31, 2024.
Capital
As of March 31, 2025, the common equity-to-assets ratio was 12.96%, compared to 12.44% at December 31, 2024, and 11.65% a year ago. The tangible common equity-to-tangible assets ratio was 12.14% at March 31, 2025, compared to 11.61% at December 31, 2024, and 10.79% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 14.71% at March 31, 2025, compared to 14.21% at December 31, 2024, and 13.48% a year ago.
Capital accretion over the last twelve months has been driven primarily by growth in retained earnings and a reduction in unrealized losses in our short-duration investment securities available-for-sale portfolio.
During the first quarter of 2025, 7,554 shares were repurchased for treasury reducing common shareholders’ equity by $0.45 million.

ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy-duty trucks, and construction equipment. The Corporation includes 78 banking centers, 18 1st Source Bank Specialty Finance Group locations nationwide, nine Wealth Advisory Services locations, 10 1st Source Insurance offices, and three loan production offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “hope,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
1st QUARTER 2025 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
AVERAGE BALANCES
Assets	$8,856,278	$8,824,464	$8,652,144
Earning assets	8,434,790	8,378,064	8,182,165
Investments	1,519,177	1,580,016	1,608,094
Loans and leases	6,798,952	6,676,421	6,504,069
Deposits	7,333,542	7,146,149	7,011,105
Interest bearing liabilities	5,920,255	5,841,096	5,783,480
Common shareholders’ equity	1,141,922	1,115,473	1,006,286
Total equity	1,208,236	1,186,337	1,084,654
INCOME STATEMENT DATA
Net interest income	$80,938	$79,366	$71,915
Net interest income - FTE(1)	81,085	79,516	72,063
Provision for credit losses	3,265	3,580	7,477
Noninterest income	23,103	18,482	22,156
Noninterest expense	53,076	54,208	48,704
Net income	37,523	31,437	29,462
Net income available to common shareholders	37,520	31,438	29,455
PER SHARE DATA
Basic net income per common share	$1.52	$1.27	$1.19
Diluted net income per common share	1.52	1.27	1.19
Common cash dividends declared	0.36	0.36	0.34
Book value per common share(2)	47.29	45.31	41.26
Tangible book value per common share(1)	43.87	41.89	37.83
Market value - High	67.77	68.13	55.25
Market value - Low	53.23	57.04	48.32
Basic weighted average common shares outstanding	24,546,819	24,515,454	24,459,088
Diluted weighted average common shares outstanding	24,546,819	24,515,454	24,459,088
KEY RATIOS
Return on average assets	1.72%	1.42%	1.37%
Return on average common shareholders’ equity	13.33	11.21	11.77
Average common shareholders’ equity to average assets	12.89	12.64	11.63
End of period tangible common equity to tangible assets(1)	12.14	11.61	10.79
Risk-based capital - Common Equity Tier 1(3)	14.71	14.21	13.48
Risk-based capital - Tier 1(3)	16.20	15.82	15.15
Risk-based capital - Total(3)	17.46	17.08	16.41
Net interest margin	3.89	3.77	3.54
Net interest margin - FTE(1)	3.90	3.78	3.54
Efficiency ratio: expense to revenue	51.01	55.40	51.77
Efficiency ratio: expense to revenue - adjusted(1)	51.31	53.01	51.60
Net charge-offs to average loans and leases	0.01	0.04	0.38
Loan and lease loss allowance to loans and leases	2.29	2.27	2.26
Nonperforming assets to loans and leases	0.63	0.46	0.34

	March 31,	December 31,	September 30,	June 30,	March 31,
	2025	2024	2024	2024	2024
END OF PERIOD BALANCES
Assets	$8,963,114	$8,931,938	$8,763,946	$8,878,003	$8,667,837
Loans and leases	6,863,393	6,854,808	6,616,100	6,652,999	6,562,772
Deposits	7,417,765	7,230,035	7,125,944	7,195,924	7,055,311
Allowance for loan and lease losses	157,470	155,540	152,324	150,067	148,024
Goodwill and intangible assets	83,895	83,897	83,902	83,907	83,912
Common shareholders’ equity	1,161,459	1,111,068	1,104,253	1,043,515	1,009,886
Total equity	1,220,542	1,181,506	1,175,205	1,114,855	1,081,549
ASSET QUALITY
Loans and leases past due 90 days or more	$122	$106	$100	$185	$26
Nonaccrual loans and leases	40,540	30,613	30,678	20,297	22,097
Other real estate	—	460	—	—	—
Repossessions	2,410	155	109	352	308
Total nonperforming assets	$43,072	$31,334	$30,887	$20,834	$22,431
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	March 31,	December 31,	September 30,	March 31,
	2025	2024	2024	2024
ASSETS
Cash and due from banks	$87,816	$76,837	$99,900	$41,533
Federal funds sold and interest bearing deposits with other banks	135,003	47,989	69,461	39,381
Investment securities available-for-sale, at fair value (amortized cost of $1,591,072, $1,650,684, $1,657,198, and $1,726,792 at March 31, 2025, December 31, 2024, September 30, 2024, and March 31, 2024, respectively)	1,501,877	1,536,299	1,563,461	1,583,244
Other investments	23,855	23,855	23,855	25,075
Mortgages held for sale	2,305	2,569	3,690	2,881
Loans and leases, net of unearned discount:
Commercial and agricultural	775,118	772,974	723,176	731,527
Renewable energy	505,413	487,266	479,947	413,662
Auto and light truck	955,945	948,435	949,473	997,465
Medium and heavy duty truck	289,837	289,623	299,208	303,799
Aircraft	1,118,099	1,123,797	1,065,801	1,104,058
Construction equipment	1,171,934	1,203,912	1,141,367	1,092,585
Commercial real estate	1,230,760	1,215,265	1,156,823	1,135,595
Residential real estate and home equity	689,101	680,071	664,581	643,856
Consumer	127,186	133,465	135,724	140,225
Total loans and leases	6,863,393	6,854,808	6,616,100	6,562,772
Allowance for loan and lease losses	(157,470)	(155,540)	(152,324)	(148,024)
Net loans and leases	6,705,923	6,699,268	6,463,776	6,414,748
Equipment owned under operating leases, net	9,864	11,483	13,011	16,691
Premises and equipment, net	54,778	53,456	48,185	45,689
Goodwill and intangible assets	83,895	83,897	83,902	83,912
Accrued income and other assets	357,798	396,285	394,705	414,683
Total assets	$8,963,114	$8,931,938	$8,763,946	$8,667,837
LIABILITIES
Deposits:
Noninterest-bearing demand	$1,651,479	$1,639,101	$1,635,981	$1,618,498
Interest-bearing deposits:
Interest-bearing demand	2,451,169	2,544,839	2,404,805	2,364,751
Savings	1,392,391	1,256,370	1,242,551	1,270,401
Time	1,922,726	1,789,725	1,842,607	1,801,661
Total interest-bearing deposits	5,766,286	5,590,934	5,489,963	5,436,813
Total deposits	7,417,765	7,230,035	7,125,944	7,055,311
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	60,025	72,346	63,553	82,591
Other short-term borrowings	1,152	176,852	102,124	166,989
Total short-term borrowings	61,177	249,198	165,677	249,580
Long-term debt and mandatorily redeemable securities	41,210	39,156	39,220	39,406
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	163,656	173,279	199,136	183,227
Total liabilities	7,742,572	7,750,432	7,588,741	7,586,288
SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at March 31, 2025, December 31, 2024, September 30, 2024, and March 31, 2024, respectively	436,538	436,538	436,538	436,538
Retained earnings	921,717	890,937	868,075	812,413
Cost of common stock in treasury (3,643,063, 3,685,512, 3,691,291, and 3,728,016 shares at March 31, 2025, December 31, 2024, September 30, 2024, and March 31, 2024, respectively)	(128,912)	(129,175)	(129,134)	(129,790)
Accumulated other comprehensive loss	(67,884)	(87,232)	(71,226)	(109,275)
Total shareholders’ equity	1,161,459	1,111,068	1,104,253	1,009,886
Noncontrolling interests	59,083	70,438	70,952	71,663
Total equity	1,220,542	1,181,506	1,175,205	1,081,549
Total liabilities and equity	$8,963,114	$8,931,938	$8,763,946	$8,667,837

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended
	March 31,	December 31,	March 31,
	2025	2024	2024
Interest income:
Loans and leases	$113,560	$113,826	$109,202
Investment securities, taxable	8,153	7,621	6,079
Investment securities, tax-exempt	277	278	260
Other	1,314	1,425	927
Total interest income	123,304	123,150	116,468
Interest expense:
Deposits	39,846	40,221	39,744
Short-term borrowings	232	2,207	3,102
Subordinated notes	1,014	1,041	1,061
Long-term debt and mandatorily redeemable securities	1,274	315	646
Total interest expense	42,366	43,784	44,553
Net interest income	80,938	79,366	71,915
Provision for credit losses:
Provision for credit losses — loans and leases	2,112	3,904	6,595
Provision (recovery of provision) for credit losses — unfunded loan commitments	1,153	(324)	882
Total provision for credit losses	3,265	3,580	7,477
Net interest income after provision for credit losses	77,673	75,786	64,438
Noninterest income:
Trust and wealth advisory	6,666	6,817	6,287
Service charges on deposit accounts	3,071	3,325	3,070
Debit card	4,149	4,424	4,201
Mortgage banking	853	938	950
Insurance commissions	2,440	1,702	1,776
Equipment rental	899	1,102	1,671
Losses on investment securities available-for-sale	—	(3,889)	—
Other	5,025	4,063	4,201
Total noninterest income	23,103	18,482	22,156
Noninterest expense:
Salaries and employee benefits	32,115	31,825	29,572
Net occupancy	3,224	3,024	2,996
Furniture and equipment	1,347	1,702	1,149
Data processing	7,291	7,353	6,500
Depreciation – leased equipment	718	879	1,288
Professional fees	1,668	2,112	1,345
FDIC and other insurance	1,440	1,435	1,657
Business development and marketing	1,925	1,435	1,744
Other	3,348	4,443	2,453
Total noninterest expense	53,076	54,208	48,704
Income before income taxes	47,700	40,060	37,890
Income tax expense	10,177	8,623	8,428
Net income	37,523	31,437	29,462
Net (income) loss attributable to noncontrolling interests	(3)	1	(7)
Net income available to common shareholders	$37,520	$31,438	$29,455
Per common share:
Basic net income per common share	$1.52	$1.27	$1.19
Diluted net income per common share	$1.52	$1.27	$1.19
Basic weighted average common shares outstanding	24,546,819	24,515,454	24,459,088
Diluted weighted average common shares outstanding	24,546,819	24,515,454	24,459,088

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	March 31, 2025			December 31, 2024			March 31, 2024
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$1,488,005	$8,153	2.22%	$1,548,340	$7,621	1.96%	$1,576,579	$6,079	1.55%
Tax exempt(1)	31,172	349	4.54%	31,676	350	4.40%	31,515	327	4.17%
Mortgages held for sale	2,409	39	6.57%	3,159	52	6.55%	1,830	34	7.47%
Loans and leases, net of unearned discount(1)	6,798,952	113,596	6.78%	6,676,421	113,852	6.78%	6,504,069	109,249	6.76%
Other investments	114,252	1,314	4.66%	118,468	1,425	4.79%	68,172	927	5.47%
Total earning assets(1)	8,434,790	123,451	5.94%	8,378,064	123,300	5.85%	8,182,165	116,616	5.73%
Cash and due from banks	64,009			74,243			61,889
Allowance for loan and lease losses	(157,318)			(153,798)			(148,982)
Other assets	514,797			525,955			557,072
Total assets	$8,856,278			$8,824,464			$8,652,144

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$5,745,134	$39,846	2.81%	$5,506,501	$40,221	2.91%	$5,394,854	$39,744	2.96%
Short-term borrowings:
Securities sold under agreements to repurchase	58,232	104	0.72%	67,697	176	1.03%	47,973	47	0.39%
Other short-term borrowings	18,450	128	2.81%	169,133	2,031	4.78%	234,672	3,055	5.24%
Subordinated notes	58,764	1,014	7.00%	58,764	1,041	7.05%	58,764	1,061	7.26%
Long-term debt and mandatorily redeemable securities	39,675	1,274	13.02%	39,001	315	3.21%	47,217	646	5.50%
Total interest-bearing liabilities	5,920,255	42,366	2.90%	5,841,096	43,784	2.98%	5,783,480	44,553	3.10%
Noninterest-bearing deposits	1,588,408			1,639,648			1,616,251
Other liabilities	139,379			157,383			167,759
Shareholders’ equity	1,141,922			1,115,473			1,006,286
Noncontrolling interests	66,314			70,864			78,368
Total liabilities and equity	$8,856,278			$8,824,464			$8,652,144
Less: Fully tax-equivalent adjustments		(147)			(150)			(148)
Net interest income/margin (GAAP-derived)(1)		$80,938	3.89%		$79,366	3.77%		$71,915	3.54%
Fully tax-equivalent adjustments		147			150			148
Net interest income/margin - FTE(1)		$81,085	3.90%		$79,516	3.78%		$72,063	3.54%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended
		March 31,	December 31,	March 31,
		2025	2024	2024
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$123,304	$123,150	$116,468
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	75	78	81
(C)	– Tax exempt investment securities	72	72	67
(D)	Interest income – FTE (A+B+C)	123,451	123,300	116,616
(E)	Interest expense (GAAP)	42,366	43,784	44,553
(F)	Net interest income (GAAP) (A-E)	80,938	79,366	71,915
(G)	Net interest income - FTE (D-E)	81,085	79,516	72,063
(H)	Annualization factor	4.056	3.978	4.022
(I)	Total earning assets	$8,434,790	$8,378,064	$8,182,165
	Net interest margin (GAAP-derived) (F*H)/I	3.89%	3.77%	3.54%
	Net interest margin – FTE (G*H)/I	3.90%	3.78%	3.54%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$80,938	$79,366	$71,915
(G)	Net interest income – FTE	81,085	79,516	72,063
(J)	Plus: noninterest income (GAAP)	23,103	18,482	22,156
(K)	Less: (gains) losses on investment securities and partnership investments	(1,427)	3,487	(1,037)
(L)	Less: depreciation – leased equipment	(718)	(879)	(1,288)
(M)	Total net revenue (GAAP) (F+J)	104,041	97,848	94,071
(N)	Total net revenue – adjusted (G+J–K–L)	102,043	100,606	91,894
(O)	Noninterest expense (GAAP)	53,076	54,208	48,704
(L)	Less:depreciation – leased equipment	(718)	(879)	(1,288)
(P)	Noninterest expense – adjusted (O–L)	52,358	53,329	47,416
	Efficiency ratio (GAAP-derived) (O/M)	51.01%	55.40%	51.77%
	Efficiency ratio – adjusted (P/N)	51.31%	53.01%	51.60%

		End of Period
		March 31,	December 31,	March 31,
		2025	2024	2024
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$1,161,459	$1,111,068	$1,009,886
(R)	Less: goodwill and intangible assets	(83,895)	(83,897)	(83,912)
(S)	Total tangible common shareholders’ equity (Q–R)	$1,077,564	$1,027,171	$925,974
(T)	Total assets (GAAP)	8,963,114	8,931,938	8,667,837
(R)	Less: goodwill and intangible assets	(83,895)	(83,897)	(83,912)
(U)	Total tangible assets (T–R)	$8,879,219	$8,848,041	$8,583,925
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	12.96%	12.44%	11.65%
	Tangible common equity-to-tangible assets ratio (S/U)	12.14%	11.61%	10.79%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$1,161,459	$1,111,068	$1,009,886
(V)	Actual common shares outstanding	24,562,611	24,520,162	24,477,658
	Book value per common share (GAAP-derived) (Q/V)*1000	$47.29	$45.31	$41.26
	Tangible common book value per share (S/V)*1000	$43.87	$41.89	$37.83

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